Client Id: 77 THOMSON REUTERS STREETEVENTS EDITED TRANSCRIPT ANF - Q3 2017 Abercrombie & Fitch Co Earnings Call EVENT DATE/TIME: NOVEMBER 17, 2017 / 1:30PM GMT OVERVIEW: Co. reported 3Q17 net sales of $859m, adjusted non-GAAP operating income of $37m and adjusted non-GAAP diluted EPS of $0.30. THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us ©2017 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies.

Client Id: 77 C O R P O R A T E P A R T I C I P A N T S Brian P. Logan Abercrombie & Fitch Co. - VP of Finance and Controller Fran Horowitz Abercrombie & Fitch Co. - CEO & Director Joanne C. Crevoiserat Abercrombie & Fitch Co. - Executive VP & COO Scott D. Lipesky Abercrombie & Fitch Co. - Senior VP & CFO C O N F E R E N C E C A L L P A R T I C I P A N T S Brian Jay Tunick RBC Capital Markets, LLC, Research Division - MD and Analyst Dana Lauren Telsey Telsey Advisory Group LLC - CEO & Chief Research Officer Douglas Drummond Wolfe Research, LLC - Research Analyst Gene Vladimirov Kimberly Conroy Greenberger Morgan Stanley, Research Division - MD Mark R. Altschwager Robert W. Baird & Co. Incorporated, Research Division - Senior Research Analyst Marni Shapiro The Retail Tracker - Co-Founder Paul Lawrence Lejuez Citigroup Inc, Research Division - MD and Senior Analyst Stephen Albert BofA Merrill Lynch, Research Division - Research Analyst Steven Emanuel Zaccone JP Morgan Chase & Co, Research Division - Analyst Susan Kay Anderson FBR Capital Markets & Co., Research Division - VP of Consumer Research Group & Analyst Tiffany Ann Kanaga Deutsche Bank AG, Research Division - Research Associate P R E S E N T A T I O N Operator Good day, and welcome to the Abercrombie & Fitch Third Quarter Fiscal Year 2017 Earnings Call. Today's conference is being recorded. (Operator Instructions) At this time, I'd now like to turn the conference over to Brian Logan. Mr. Logan, please go ahead. Brian P. Logan - Abercrombie & Fitch Co. - VP of Finance and Controller Thank you. Good morning, and welcome to our third quarter earnings call. Earlier this morning, we released our third quarter sales and earnings, income statement, balance sheet, store opening and closing summary and an updated financial history. Please feel free to reference these materials, which are available on our website. Also available on our website is an investor presentation, which we will be referring to in our comments during this call. Today's earnings call is being recorded, and a replay may be accessed at abercrombie.com under the Investors section. Joining me today are Fran Horowitz, Chief Executive Officer; Joanne Crevoiserat, Chief Operating Officer; and Scott Lipesky, Chief Financial Officer. After our prepared remarks, we will be available to take questions. (Operator Instructions) 2 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us ©2017 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies. NOVEMBER 17, 2017 / 1:30PM, ANF - Q3 2017 Abercrombie & Fitch Co Earnings Call

Client Id: 77 Before we begin, I'll remind you that any forward-looking statements we may make today are subject to the safe harbor statement found in our SEC filings. In addition, we will be referring to certain adjusted non-GAAP financial measures during the call. Additional details and a reconciliation of GAAP to non-GAAP financial measures are included in the release issued earlier this morning. With that, I turn the call over to Fran. Fran Horowitz - Abercrombie & Fitch Co. - CEO & Director Thanks, Brian. Good morning, everyone, and thank you for joining us. I am pleased to report another quarter of meaningful progress across all our brands, as we continue to execute against our strategic plan. We delivered another quarter of sequential comparable sales improvement and a return to positive comparable sales for the quarter. We maintain strategic investment, omnichannel and marketing by managing our expenses effectively, resulting in operating expense leverage and profit growth. Putting our customers at the center of every decision we make and everything we do remains a north star for us. That singular focus is reflected in our people, our processes and our product. And we see that focus translating into positive overall traffic and conversion trends across the brands. We drove a particularly strong quarter at Hollister with sales growth across all channels and geographies. At Abercrombie, we drove further improvements and are seeing some early signs of stabilization. We continue to apply our playbook across the brands, which calls for a relentless focus on our customer. The results are clear. When we align our product, brand voice and brand experience, we see improved traffic and conversion as we did this quarter. Those areas in which we are investing our time and money are delivering and in a still promotional environment. This quarter's performance was a broad-based improvement across brands and genders' consolidation that our playbook is working. We had previously said that Hollister started its revitalization journey earlier. It is now gaining momentum and taking market share. At Abercrombie, we are encouraged that we are now seeing some of the same lead indicators that characterize the earlier part of Hollister's journey, mainly stabilizing the core U.S. business and improving conversion. We continue to make progress in DTC with an 11% increase in sales over last year. The shift to mobile continues, particularly with our customer. More than 2/3 of our DTC traffic comes from mobile. The investments we've made here are paying off, as phone and app productivity growth continues, driven by double-digit improvement in conversion on these platforms. In addition, we continue to build on our strength in omnichannel with ongoing international rollout of capability. In concert with these investments, we have made further strides with our physical stores, driving improved productivity from our new prototype and remodeled stores. We continue to retain flexibility to allow for the most effective melding of the physical and digital world, optimizing our customers' engagement with our brand. Overall, our continued focus on staying close to our customer means we must be highly responsive and adaptable. This quarter, the team continued to spend significant time in stores across the brand, leading to better testing, sharper insights and faster responses. Our read-and-react programs ensure we have our must-have items and categories available in depth in the colors and sizes we need and that we do not disappoint our customers. Leveraging these capabilities, we responded to strong third quarter impactful business to ensure we are positioned for holiday. I can confidently say that we're increasingly effective at engaging our customers whenever, wherever and, however, they choose to shop. In addition to fundamental product acceptance, that engagement is showing through improved brand health metrics, and our voice of the customer and Net Promoter Scores all trending upwards. Last week, we saw another proof point in a study by YouGov BrandIndex, which continuously measures public perception of thousands of brands. According to YouGov, millennials are more likely to recommend our brands now than any time in the past decade. Its data also shows that U.S. adults aged 18 to 34 now had a better impression of both A&F and Hollister and at any point in the past several years. In the last few months alone, both brands impression scores have improved by double digits and moved from negative to positive, meaning that more young consumers have 3 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us ©2017 Thomson Reuters. All rights reserved. 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Client Id: 77 an overall positive impression of the brands as opposed to negative. We know we still have a ways to go. However, this is an important threshold for brand perception. Turning to some specific details on the brands. At Hollister, we are now in growth mode with our fourth consecutive quarter of growth and strength across genders, categories and channels. The team had a phenomenal quarter for jeans, its third consecutive record quarter for jeans across genders. We can attribute much of this success to the team's closeness to the customer, spending time in stores to better understand what they need and where we can adjust and improve our assortments. We distorted our denim assortment to incorporate more fashion, and we saw a great response. Overall, both guys' and girls' businesses accelerated, with guys continuing to lead the charge in taking market share. Guys performance in logos, fleece, pants and outerwear was extremely strong. On the girl's side, the quarter's performance was driven by strong growth in jeans, intimates and sleepwear with an improvement over the prior quarter also driven by wear now category. We continue to be pleased with strong response to Gilly Hicks and are still testing to better understand its possibilities and full potential. We've talked previously about our innovative approach to engaging with customers. Hollister continues to make strides on this front. Our marketing activities across music, video, gaming and influencer programs ensure we are embedded in our customers' daily lives in an authentic way, and that our brand is there during the discovery process necessary for engagement and purchase. Turning to Abercrombie. I am pleased with the continued improvement across geographies and genders. We saw a sequential improvement in flagship and tourist stores, although they were the primary driver of the Abercrombie comp sales declines for the quarter. We saw an improvement in traffic trends and delivered a meaningful growth in conversion rate, particularly in stores. The assortment architecture changes we've made had been a big driver to our performance. With the right depth and balance, we're able to moderate margin decline and ultimately drive improvement over the long term. This was not the case last year, when we disappointed our customers with lack of depth in key items in size and color. We have no intention of doing that again, and our inventory position reflects that intention. Turning to a few specifics. We saw the most improvement in tops across genders, and we're beginning to build a nice business there. The improvement on the men's side was driven by knit tops, logo, shorts and continued strength in pants. On the women's side, we saw strength in sweaters, jeans, fleece and sleep, with improvement over the prior's quarter also driven by wear now categories. We've also benefited from a more balanced assortment with the strategy of offering layering options in lightweight tops and fleece and the mix of tees, dresses, shorts and swim. This helps keep us relevant as customers' transition from summer to fall. The engagement we're seeing in stores and online tells us there's a positive shift underway in terms of brand perception. We know this takes time, and we're encouraged by what we're seeing in stores through our engagement in the A&F Club, online reviews and our voice of the customer and Net Promoter Score data. We've seen positive buzz and responses to This is the Time, our new brand platform, which speaks to the unique stage in the life journey of our 21- to 24-year-old customer, linking the brand heritage of 125 years of outfitting adventurous explorers, pioneers and entrepreneurs. The campaign was informed based on our very deep understanding of the way our target customers now want to engage with brands, while also following a playbook to ensure product, brand voice and brand experience are aligned. While we're analyzing the campaign's initial performance data and using that to inform and refine our ongoing activities. Now I'd like to provide an update on some of the key items in our playbook that are impacting all brands. Our digital engagement with our customers continue to be our core strength with the investments we've made early and continue to build on bearing fruit. Our purchase online, pick up in store is performing particularly strong. With 75% year-on-year growth this quarter, more customers are taking advantage of this and other aspects of our omni-functionality, such as order-in-store, which is also showing a strong customer response. These 4 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us ©2017 Thomson Reuters. 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Client Id: 77 digital store-centric capabilities have the added benefit of driving attachment purchases and productivity in stores. It's a great example of how we're effective at blending digital and physical store environment, narrowing the way our customers live their lives. We were pleased to have been called out in new stores' recent omnichannel report card for this type of purchase and performance flexibility, for our overall mobile experience, specifically the ease of navigation of our A&F app, as well as ranking us first in its search-and-discover category. Hollister's streamlined mobile checkout was cited in L2's recent Mobile 2017 report as an example of advanced mobile optimization that few brands have mastered yet and which it sees as a prerequisite to driving conversion on mobile. There is no room for complacency though, and this is an area we retain a laser-like focus to ensure we are attuned to our customer's needs as their behavior and use of technology continues to evolve. Our loyalty program across the brand has also grown in scale and strength with a successful rollout in EU during the quarter, bringing Club Cali's members to more than 8 million by the end of the third quarter. The A&F Club reached 3 million by the end of the quarter, in line with our original expectation for the full year. In addition to providing a versatile platform for engaging customers in innovative ways and driving both physical and digital stores engagement across the brands, we consistently see members spending more and more often. We're seeing high levels of engagement online and in-store from our members, and our loyalty clubs continue to provide a wealth of insight and opportunities to engage directly with our customers and better understand and meet their needs. On the physical stores front, we continue to make progress, driving productivity across our fleet through an ongoing program of closures, remodels, downsizing and prototype. Joanne will speak to this in more detail. This activity is coupled with our continued work to ensure our physical state integrates seamlessly with our digital engagement and fulfillment capabilities and our associate training and development to adapt to the evolving retail landscape. We continue build on build and learn from our key partner relationship. While we don't have anything new to share today, partnering, whether from wholesale agreements, JV and franchise agreements or online platforms, they are all part of our mix. Critically, these partnerships allow us to look for and demand and refine our approach in new market, managing risks and ensuring we adopt the right investment approach to match the scale of the opportunity. On that note, last quarter, A&F launched on Alibaba's Tmall platform, and we've been encouraged by the level of engagement we've seen from this partner and from customers on this platform. We were delighted by the performance of the A&F brand for its first 11.11 Global Shopping Festival, also known as Singles' Day on the Tmall platform. While we don't expect the promotional environment in the fourth quarter to intensify with an increasing buying volume and proportion of the quarter business being done during the peak holiday season, we maintain realistic expectations of what that means for margin. We are well positioned to compete, and our focus is on offense. Our strategic investment and current inventory across brands, genders and categories with a weighting towards the top 30 items reflects that focus. We remain focused on executing our strategic plan and competing effectively in what we expect will be a challenging and promotional fourth quarter. We are committed to driving operational -- operating expense leverage, while also making the strategic investments in marketing and omnichannel to meet our customers' needs whenever, wherever and however they choose to engage with our brand, both now and in the future. With that, I hand it over to Joanne. Joanne C. Crevoiserat - Abercrombie & Fitch Co. - Executive VP & COO Thanks, Fran, and good morning, everyone. As Brian mentioned, we're joined this morning by Scott Lipesky, our new CFO. I'd like to take a moment to officially welcome him. As many of you know, Scott returns to A&F, having been with us previously for 9 years, including as our former CFO at Hollister. Welcome back, Scott. 5 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us ©2017 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies. NOVEMBER 17, 2017 / 1:30PM, ANF - Q3 2017 Abercrombie & Fitch Co Earnings Call

Client Id: 77 Scott D. Lipesky - Abercrombie & Fitch Co. - Senior VP & CFO Thanks, Joanne. It's great to be here at such an exciting time for the business. I've spent my early days getting reacquainted with the team, and I am energized by the progress we've made on our strategic initiatives and our plans for the future. I look forward to getting to know many of you in the months ahead and speaking with you next quarter on our year-end call. Joanne C. Crevoiserat - Abercrombie & Fitch Co. - Executive VP & COO Thanks, Scott. As Fran mentioned, we are pleased with our third quarter results, which reflects clear progress across all brands with the continued execution of our strategic plan. We are tightly managing our business in a difficult environment, driving expense leverage, while still supporting the initiatives that are driving top line improvement. We maintain a strong balance sheet, providing us with the stability and resources to execute against our strategic plan. I'll briefly cover our third quarter results, then provide our outlook for the fourth quarter. And we'll also provide updates in our capital allocation and channel optimization strategies. Starting with the headline numbers for the third quarter. Net sales were $859 million, up 5% from $822 million last year with FX favorably impacting sales by approximately $10 million or 1%. Comp sales for the quarter were up 4%, with improvement from last quarter delivered across brands and geography. We drove growth in overall traffic and conversion with positive trends improving from last quarter. Pages 6 and 7 of the investor presentation illustrates the sequential progress in the third quarter across brands and geography. By geography, comp sales for the quarter were up 6% in the U.S. and flat in international markets. By brand, comp sales for the quarter were up 8% for Hollister and down 2% for Abercrombie. Hollister continued to gain momentum and delivered another quarter of solid comp sales growth across geographies and channels. Abercrombie also showed further improvement and signs of stabilization, including a return to positive comp sales in the U.S., excluding flagship and tourist stores. Our direct-to-consumer business delivered another quarter of solid growth in both the U.S. and international market. For the quarter, DTC grew to 24% of total sales compared to 23% last year. As we've said before, this is an area where we invested early and heavily over a number of years, and our focus is now on scaling and leveraging the investments we've already made. With robust omnichannel functionality also already in the U.K., U.S. and Canada, we are now introducing those capabilities to customers in additional international markets. Our efforts are focused on ensuring we are able to anticipate and meet our customers' needs as they continue to evolve. I'll now recap the rest of our results for the quarter compared to last year on an adjusted non-GAAP basis. Excluded from our third quarter results were pretax charges of $15 million compared to pretax benefits of $6 million last year, which are detailed on Page 5 of the investor presentation. For the quarter, this included legal charges of $11 million and store asset impairment charges of $3 million. Gross margin for the quarter was 61.3%, 80 basis points lower than last year on a constant currency basis, as lower average unit cost was more than offset by lower average unit retail. While AUR decline moderated in Abercrombie from last quarter, the environment remains highly promotional in both brands. Moving to operating expense. We are on track to deliver our targeted gross expense reduction of $100 million from last year. During the third quarter, we delivered meaningful expense reduction on higher-than-expected sales. As a result of our efforts, we drove 350 basis points of expense leverage during the quarter on an adjusted non-GAAP basis, while still supporting ongoing strategic investments in marketing and in direct-to-consumer and omnichannel capabilities. Adjusted operating income for the quarter was $37 million compared to $14 million last year with FX favorably impacting operating income by $1 million. The adjusted effective tax rate for the quarter was 36%. Adjusted net income per diluted share was $0.30 compared to $0.02 last year. 6 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us ©2017 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies. NOVEMBER 17, 2017 / 1:30PM, ANF - Q3 2017 Abercrombie & Fitch Co Earnings Call

Client Id: 77 Turning to the balance sheet. We remain consistent in our approach to maintaining a strong balance sheet to support our strategic goals in a still challenging market. We ended the quarter with $459 million in cash and $268 million in gross borrowings outstanding, resulting in a net cash position of $191 million this year compared to $176 million last year. Total inventory at the end of the quarter was $570 million, up 11% compared to last year's third quarter when inventory was down 14% to the prior year. The current condition reflects strategic investments in key categories as we reacted to higher third quarter sales trends, positioning us strongly to compete in the fourth quarter. Looking forward, we expect to end the year with inventory up mid-single digits as we position our assortments for the first quarter. Details of our store openings and closings for the quarter are included on Pages 10 and 11 of the investor presentation. At the end of the quarter, we operated 700 stores in the U.S. and 189 stores across Canada, Europe, Asia and the Middle East. Turning to our outlook for the fourth quarter. We expect comp sales to be up low single digits and net sale to be up mid to high single digits, including benefits from the 53rd week and foreign currency. We expect the 53rd week to benefit sales by approximately $38 million and operating income by approximately $2 million. We expect foreign currency to benefit sales by approximately $20 million in operating income by approximately $5 million net of hedging. The gross profit rate for the fourth quarter is expected to be down approximately 100 basis points compared to last year's rate of 59.3%, in line with the third quarter year-over-year decline. We expect to benefit from lower average unit cost, but to see the average unit retail pressured by competitive market environment. We expect operating expense for the fourth quarter to be down approximately 1% versus $554 million last year with expense reduction partially offset by increases in buying-related expenses from higher sales and the adverse effect from changes in foreign currencies. As I mentioned earlier, we are still on track to deliver $100 million in full year growth expense savings, helping support reinvestments in marketing and DTC and omnichannel capabilities to drive the business. These investments, with our progress on product and assortments, are driving top line growth and accelerating the significant operating expense leverage we're seeing this year. For the fourth quarter, the company expects the effective tax rate to be in the mid-30s, which remained highly sensitive at lower levels of pretax earnings. Turning to capital allocation. Our highest priority remains investing in the business during this critical period of transformation, while continuing to lay the foundation for a sustainable long-term growth. Our investments are weighted toward the continued development of highly differentiated brand offerings and staying at the forefront of customer engagement. For 2017, we now expect capital expenditures to be approximately $110 million, up from our prior expectation of $100 million, reflecting an acceleration of our ongoing programs of driving improved fleet productivity and driving customer engagement through digital channel. These investments include approximately $70 million for store updates and new stores and approximately $30 million for the continued global rollout of omnichannel and CRM capability, including our loyalty programs. Our remaining capital allocation priority is to return cash to shareholders through dividends and share repurchases. These priorities are evaluated with the board quarterly, considering both liquidity and valuation factors. Earlier in the week, we announced that our Board of Directors approved the $0.20 quarterly dividend. Coming back to our capital investments. We continue to focus on deploying capital to drive the right brand experience for our customers, maintaining the right touch points for engagement in our physical stores and through continued investment in digital and omnichannel capabilities. Through the third quarter, we have completed all but 2 of the 35 Hollister store interior remodels and 6 of the 7 smaller square foot A&F prototype stores planned for the year. In addition to the 5 stores opened year-to-date, including 2 outlet stores, we expect to open 4 new stores in the fourth quarter, including a new 6,800 square foot A&F prototype store in Hong Kong at Harbour City on December 1. 7 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us ©2017 Thomson Reuters. 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Client Id: 77 Of the store investments to be completed this year, 12 of the Hollister remodels and 4 of the A&F prototype stores are downsizes of existing locations. Our experience across the brands shows that we can effectively drive store engagement and greater store productivity through an enhanced store environment and a smaller footprint. We also maintained flexibility on the physical store's front with lease maturity dates that allow us to continue to read and respond to the evolving environment in a thoughtful manner. We've leveraged this flexibility to reduce our store fleet and store footprint through both closures and downsizing. While our stores continue to play a vital role in customer engagement, store closure has been and remains an important part of our strategy to improve overall fleet productivity. Pending final lease negotiations, we expect to close up to 60 stores in the U.S. through natural lease expirations this year, including the 14 stores closed year-to-date. Moving forward, we will continue to methodically work through and assess our store fleet, both on a 4-wall and broader regional basis to ensure we're taking the right longer-term actions for our customers and our business. Overall, we're pleased with this quarter's performance. Hollister, our largest brand, has delivered another quarter of strong performance in a still tough environment. And Abercrombie is delivering measurable improvement in comp sales and product acceptance as well as in brand sentiment. We are making quantifiable progress and continue to execute against our strategic plan. As ever, we tightly manage the business, directing our resources toward strategic priorities, funding top line growth initiatives, while driving bottom line improvement. We continue to drive our brands forward and lay the foundations for sustainable long-term growth. Our third quarter performance confirms to us that we have the right plan and the right people to successfully execute against it. Now I'll turn the call back to Fran for some closing remarks. Fran Horowitz - Abercrombie & Fitch Co. - CEO & Director Thank you, Joanne. I am pleased with our third quarter results. They reflect clear progress across all our brands in a still challenging market. While these results are a testament to our whole team, I do want to call out one group for special mention, our stores team. Last month, I attended our annual district and regional manager's retreat, which draws store leadership from across our brands around the world. The store teams are at sharp end of a change we're all experiencing in the world of retail. Their devotion to our brand and their excitement for the future was a sight to behold, and I was inspired and energized by their unwavering commitment to the path ahead. Yes, there is clearly still work to be done, and no, there are no silver bullets. And yes, the market remains highly competitive, yet, in such a market, we delivered another quarter of sequential comp sales improvement, a return to positive comp sales and profit growth. And Hollister delivered an 8 comp. While maintaining a strong balance sheet, we've continued to invest in marketing and omnichannel, receiving increasingly frequent praise from industry experts for our superior omni capabilities. We've managed our expenses effectively, driving operating expense leverage and profit growth. Our third quarter results speaks to continued progress and methodical execution of our strategic plan, a plan we believe is the best route to delivering value for our stakeholders. And with that, I'll hand it back to Brian. Brian P. Logan - Abercrombie & Fitch Co. - VP of Finance and Controller Thanks, Fran. That concludes our prepared comments. We will now be happy to take your questions. (Operator Instructions) Thank you. 8 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us ©2017 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies. NOVEMBER 17, 2017 / 1:30PM, ANF - Q3 2017 Abercrombie & Fitch Co Earnings Call

Client Id: 77 Q U E S T I O N S A N D A N S W E R S Operator (Operator Instructions) And our first question comes from Tiffany Kanaga with Deutsche Bank. Tiffany Ann Kanaga - Deutsche Bank AG, Research Division - Research Associate Would you dig a little deeper into what are the key drivers behind the change in gross margin guidance from flat in the second half prior and now down 85 bps in the third quarter and expected down 100 in the fourth? I'm specially interested in reconciling that with your comments around improved Net Promoter Scores and conversion rates and how your full price selling fared in the quarter. And additionally, as we look ahead to 2018, do you expect to drive incremental average unit cost decreases on top of what you've accomplished over the past few years? And if so, by what magnitude compared to prior years? Joanne C. Crevoiserat - Abercrombie & Fitch Co. - Executive VP & COO Tiffany, I'm going to try to catch all of those facets of your questions, but as it relates to the margin outlook overall, our outlook reflects lower AUC offset by consistent -- what we see as consistent AUR pressure and it is informed by what we did see in the third quarter and our third quarter results, where we did have a strong top line and it was ahead of -- on the top line, ahead of our expectations. Our AUR declines moderated and our gross margin declines moderated in the third quarter, but the market remained highly competitive in both brands. Our Q4 margin outlook reflects the reality of a still promotional environment, really consistent with what we saw in Q3. In Q4, we also see peaks around promotional times, and we've seen it over the last few years. Those peaks keep getting higher every year, and we are prepared for that reality as well. And as it relates to our inventory ownership, we've positioned our inventory to be able to compete and meet our customers' demand, as we saw them respond strongly to categories in the third quarter. Longer term, as it relates to margin, the assortment architecture changes that we made. And we continue to make our important longer-term driver and staying close to our customer and reacting to what we see in terms of trend are important longer-term drivers. We did see some benefit of those changes in the third quarter as we made those changes in Abercrombie. And over the longer term, we expect that to continue to deliver benefit. Our fourth quarter outlook, though, reflects the reality of what we expect will be a competitive quarter as it always is. Operator Your next question comes from Paul Lejuez with Citi. Paul Lawrence Lejuez - Citigroup Inc, Research Division - MD and Senior Analyst Can you talk a little bit about inventory by brand, where you sit today? And also on the inventory increase, just a little bit more detail in terms of what categories are up the most year-over-year. And what piece of the business do you feel like you really missed out on last year? I'd imagine those 2 things are pretty closely tied together. And then just separately, could you just talk a little bit about the Zalando, ASOS, Tmall, maybe size up each of those businesses? How are you thinking about the long-term growth with those partners? Fran Horowitz - Abercrombie & Fitch Co. - CEO & Director Paul, it's Fran. So our inventory position is intentional. It's current and it is strategic. As you recall, last year, we went into the fourth quarter down 14% in inventory and significantly disappointed our customer. So coming off of a strong Q3, we were really able to react to positive sales trend and best sellers an improved assortment is the real driver of that. The teams, as we mentioned, spend a significant time in the stores, and our insight really informed our investments. Those investments are in the top 30. They are well balanced. It's current inventory. Our key items are in color and depth, where we disappointed our consumer last year, is where we're really focused. So the continued conversation regarding staying close to the 9 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us ©2017 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies. NOVEMBER 17, 2017 / 1:30PM, ANF - Q3 2017 Abercrombie & Fitch Co Earnings Call

Client Id: 77 customer and our assortment architecture is really where we made those investments. So top 30 is the key items, and we feel that the inventory is positioned to really compete and have a position for the fourth quarter. Paul Lawrence Lejuez - Citigroup Inc, Research Division - MD and Senior Analyst And Fran, you mentioned that Abercrombie missed last year, right? So would we expect a bigger improvement from the higher inventory position? Should we see that more show up in a change in trend at the Abercrombie brand versus Hollister? Fran Horowitz - Abercrombie & Fitch Co. - CEO & Director The opportunity actually was in both brands last year. Coming out of Black Friday last year -- coming out of Black Friday, we had a lot of out-of-stocks in both brands in our top 30. So it's opportunity for both brands. Joanne C. Crevoiserat - Abercrombie & Fitch Co. - Executive VP & COO And Paul, as it relates to our third party, while we havent broken out the detail, we are seeing and expect growth across our wholesale partnerships. We're seeing nice business with them, and we're excited about our launch with the A&F brand on Tmall and continue to partner with Alibaba on that Tmall platform and leveraging strong digital growth in China. Operator Next question comes from Simeon Siegel with Nomura Instinet. Gene Vladimirov This is Gene Vladimirov on for Simeon. Hollister continues to comp nicely. Just wondering if you could give us some color on the opportunities as you look into next year and if you can give us some color on how the new store format has been doing, how that's affected the top line and maybe other learnings you've had there? Fran Horowitz - Abercrombie & Fitch Co. - CEO & Director Yes, we are pleased with both of our brands coming out of third quarter. To your point, particularly, a nice comp for Hollister at a plus 8, a lot of that is being driven, Gene, by the fact that the teams are really staying very close to the consumer, spending lots of time in the stores, making sure that they're doing a good job listening. Where we need to really win in those businesses, we had a nice strength in the third quarter, was denim, outerwear, fleece and graphics. Those continue to be strong businesses, as we mentioned earlier, seeing inventory react to some of those bestsellers and heading into the fourth quarter. We feel that inventory is really positioned to help us continue to win. At this point, we are not ready to talk about 2018. Regarding our new store format impact on the top line, at Hollister, our remodels continue to perform and continue to outperform the average and, specifically in Abercrombie, those formats are still in early stages. The goal there is really to increase our productivity, which we are seeing, as well as getting really nice response through our voice of customer and store experience for our consumer. Joanne C. Crevoiserat - Abercrombie & Fitch Co. - Executive VP & COO Yes. Let me just add on to that, Simeon. We are seeing nice traffic gains at Hollister, as well. So Fran mentioned executing our playbook and staying close to our customer. But also the rollout of the loyalty program and our marketing efforts are showing nice signs of progress in our ability to drive traffic. And we expect to continue to leverage those as we move forward. 10 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us ©2017 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies. NOVEMBER 17, 2017 / 1:30PM, ANF - Q3 2017 Abercrombie & Fitch Co Earnings Call

Client Id: 77 Gene Vladimirov Great. And one more if I could. Just wondering if you could give us any color on impacts you saw from the hurricanes. Fran Horowitz - Abercrombie & Fitch Co. - CEO & Director I'll take that one. Yes, so first and foremost, our focus was on the safety and well-being of our associates, their families and our customers. Once we knew that they were safe, and the team has really reacted quite quickly and swiftly and got us up and running back into business, we saw really very minimal impact to our business. We do have 2 stores in Puerto Rico that do remain closed at this time. But very minimal. Operator Next question comes from Kimberly Greenberger with Morgan Stanley. Kimberly Conroy Greenberger - Morgan Stanley, Research Division - MD I had a question about inventory. It looked like the inventory coming into the third quarter was about 4% growth year-over-year, was relatively in line with third quarter revenue growth of 0.5%. It would seem to have been balanced, though I wanted to just check and see if you felt like you were properly in stock in the third quarter. And I think, even with sort of relatively matched inventory to sales growth ratio, there was, obviously, still promotional pressure, and the gross margins fell 85 basis points. So I'm just trying to reconcile the 10% increase in inventory or, gosh, 11 -- no, 10.5%, I guess, increase in inventory heading into the fourth quarter with the guidance for gross margin to only be down 100 basis points. And do you think that's a sufficiently conservative estimate? Joanne C. Crevoiserat - Abercrombie & Fitch Co. - Executive VP & COO Yes, Kimberly, I'll jump in there. As it relates to inventory, one thing that you need to keep in mind is that where we sat last year at this time was with inventories down 14%. Our hindsight in coming out of the year was that we disappointed our customers. We didn't have the depth and size and color that we needed. We had an opportunity and we missed sales because of it in the fourth quarter. That was part of our hindsighting of the fourth quarter performance. And as we provided an outlook last quarter for our inventory, we expected that our inventories to grow because we knew we wanted to be in a better position for our customers and to drive the business coming out of Q3 and going into Q4. In addition to that, as we managed the business through Q3, our top line exceeded our expectations going into the quarter, and the teams reacted. We have a versatile and responsive supply chain, and they reacted to what we were seeing in selling, where we drove positive 4% comp. And we're able to get back in stock and get into the categories where we are seeing the customer respond. So those 2 things really informed our inventory actions. We feel well positioned for Q4 with our inventory. They are current and positioned behind the key categories and key growth drivers as we move forward. Operator Your next question comes from Stephen Albert with Bank of America Merrill Lynch. Stephen Albert - BofA Merrill Lynch, Research Division - Research Analyst I wanted to talk about the online channel a little bit, specifically profitability within that channel. How are DTC margins trending versus historically? The reason why I asked is because if you look at your DTC shipping and handling costs, they continue to deleverage further, not only as a percentage of total revenues, but online revenues. And then are online merchandise margins stable? Or are they declining? And does that mean we're shifting into a channel that's becoming less profitable? 11 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us ©2017 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies. NOVEMBER 17, 2017 / 1:30PM, ANF - Q3 2017 Abercrombie & Fitch Co Earnings Call

Client Id: 77 Joanne C. Crevoiserat - Abercrombie & Fitch Co. - Executive VP & COO Yes, Steven, and I'll take that one. We think it's important to drive our business, regardless of where our customers choose to shop. It's the reality of our business today. We have made strategic investments in the DTC channel to be able to capture that business. And we're seeing nice returns on those investments with very strong conversion through the mobile channel. And we believe that's an element driving our growth. On an absolute basis, the DTC business, the 4-wall margins are higher than our store 4-wall margins. We continue to rigorously review our operating expenses to make sure that we drive expense reductions and are able to invest back into the DTC channel as well as in the marketing. Those investments are driving the top line and were driving expense leverage overall. Stephen Albert - BofA Merrill Lynch, Research Division - Research Analyst And I guess, a quick follow-up would be on CapEx. So I guess, what's the rate -- run rate to think about going forward? Looks like we're putting a little bit more money back into digital and omnichannel versus the prior outlook. It's still down $30 million year-over-year. What's -- how should we think about capital expenditures going into next year? Joanne C. Crevoiserat - Abercrombie & Fitch Co. - Executive VP & COO Yes. As we've managed our CapEx budgets this year, we have accelerated some of our spend that we plan to make in 2018, as we've seen nice traction with some of our efforts. That includes some early spend on 2018 remodel activity as well as accelerating some of the deployment of technology as we've rolled out omnichannel and loyalty internationally. We'll provide more details on our CapEx expectations for 2018 on our year-end call. Operator Your next question comes from Matthew Boss with JPMorgan. Steven Emanuel Zaccone - JP Morgan Chase & Co, Research Division - Analyst This is Steve Zaccone on for Matt. So following up on some of the earlier gross margin questions, can you elaborate on the performance of gross margin in 3Q by concept? And then what's your embedded expectations for 4Q? Is the AUR pressure primarily at A&F? Or is it both brands? And then as we look to next year, do you see company-specific drivers in the business to drive AUR expansion? Or are you primarily dependent upon the promotional environment? Joanne C. Crevoiserat - Abercrombie & Fitch Co. - Executive VP & COO Yes, Steve. The gross margin performance in the third quarter was an improvement over second quarter. We did make the progress that we expected in the A&F brand as we balanced the assortment architecture and had our assortments better positioned for business. We saw a nice improvement in A&F, but we did see pressure on AUR across both brands related to the promotional environment. And our expectation as we move into Q4 is that, that environment remains the same. We believe that's a realistic outlook for the fourth quarter. As we've said, longer term, the assortment architecture changes are important to drive stability and longer-term AUR growth as well as our execution and staying close to our customer. As we position our assortments with better balance and as we react faster and are closer to our customer, we'll see it have the ability to step away from promotions and reduce the discount to ticket as we move forward. 12 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us ©2017 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies. NOVEMBER 17, 2017 / 1:30PM, ANF - Q3 2017 Abercrombie & Fitch Co Earnings Call

Client Id: 77 Steven Emanuel Zaccone - JP Morgan Chase & Co, Research Division - Analyst Just following up from a category perspective, are there any categories where you're seeing the largest pressure from an AUR perspective? Is it on the top side? Joanne C. Crevoiserat - Abercrombie & Fitch Co. - Executive VP & COO No, I wouldn't point to any particular category where we're seeing specific pressure. Again, the more we get the products right and closer to the customer, the better our performance, both in margin and on top line. Operator Next question comes from Brian Tunick with Royal Bank of Canada. Brian Jay Tunick - RBC Capital Markets, LLC, Research Division - MD and Analyst I guess, maybe for Fran, can you maybe comment when you think about the product, marketing, store perspective, the changes made at Hollister, so that maybe where are we on the A&F brand? What do you think the time we should expect those 3 buckets to have the impact on the Abercrombie adult brand? And maybe, Joanne, on the OpEx side of the equation, can you maybe give us some sense of -- in your view, are there additional buckets beyond this year as $100 million? How should we think about opportunity on store occupancy cost? I forgot if you told us how many leases are coming due over the next 2 to 3 years. Just give us a sense if the gross margin outlook doesn't look as favorable perhaps, what is there on the OpEx side that's manageable? Fran Horowitz - Abercrombie & Fitch Co. - CEO & Director Brian, it's Fran. I'll kick off. So first, starting with the Hollister-Abercrombie question. So Hollister, yes, very excited. Strong shutout to the team on really staying close to the customer and bringing in an 8 comp for the quarter, which, we believe, is really going to be one of the strongest businesses in retail for the quarter. Very excited about that. That came through our playbook. Our playbook essentially is keeping the customer at the center of everything that we do. It's aligning our brand voice, our brand experience and our product. We are obviously using our playbook for A&F as well. What we started to see in the third quarter were some initial signs that we saw early in the Hollister journey, specifically, conversion. So when we do get the product, the voice and experience right, we see the conversion, we see the customer reacting. So we were very happy to see signs of that as well as our U.S. business beginning to stabilize. So specifically, the assortment architecture, staying close to the customer, really aligning product voice and experience from Hollister as well as Abercrombie is what's driving that change. We expect to see continued progress in that brand as we head into the fourth quarter. Joanne C. Crevoiserat - Abercrombie & Fitch Co. - Executive VP & COO And related to the OpEx question, Brian, we have had tight cost management here. We drove significant OpEx leverage in the third quarter and expect to show leverage for the year. Going forward, we do expect continued rigorous cost management. Our fleet optimization continues to be a really important part of that story. We do have continued lease flexibility. We have 50% of our U.S. leases expiring by the end of 2018. And we continue to have significant and expect to have flexibility beyond that date. But we also have a continuous improvement lens for our teams across the business. We have a very energetic and disciplined approach towards to cost management. It seems like it's always budget season here, but we are always looking at ways to improve. And we, as I said, embedded a continuous improvement lens in the business. That has enabled us to take cost out of the business in a number of areas, but also importantly reinvest back in the areas that are important to driving the top line. And we see nice traction from those investments and would expect -- you could expect us to think about managing operating expense in the same way moving forward. 13 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us ©2017 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies. NOVEMBER 17, 2017 / 1:30PM, ANF - Q3 2017 Abercrombie & Fitch Co Earnings Call

Client Id: 77 Operator And your next question comes from Adrienne Yih with Wolfe Research. Douglas Drummond - Wolfe Research, LLC - Research Analyst This is Doug Drummond on for Adrianne today. It looks like you saw a nice uptick in brick-and-mortar comps for the quarter. Can you talk about store traffic across the brands and geographies? And maybe can you spend a second talking about what do you attribute the sharp improvement in conversion for the quarter? Fran Horowitz - Abercrombie & Fitch Co. - CEO & Director So we did see traffic improvements across both brands, but we actually went positive in Hollister for our U.S. business. That was very exciting to see. We really believe, Doug, that that's driven through the focus on assortment architecture and that the assortments are really focused on what the consumer is looking for. So when we get our product right, our voice and our experience right, we're seeing conversion growth. It was exciting to see that, obviously, in both brands for the quarter and expect to see that as we head into the fourth quarter. Joanne C. Crevoiserat - Abercrombie & Fitch Co. - Executive VP & COO Yes. And Doug, I'll just add to the traffic improvement that we saw. I think we are -- we were very pleased with the improvement in traffic across both brands. And we did see nice traffic gains, particularly in our stores channel, which is an important place for us to begin to see productivity improvement, and that's been a focus of ours. We are investing in areas that we think will help drive traffic as well. So the investments that we've made in marketing as well as in our loyalty programs are paying dividends. And our omnichannel investments also are driving customers back to our stores. And all of those are important elements of driving traffic. Douglas Drummond - Wolfe Research, LLC - Research Analyst Okay. And just a quick follow-up. Have you seen any improvement in Europe for Abercrombie? Or is that still a bit of a source of weakness there? Joanne C. Crevoiserat - Abercrombie & Fitch Co. - Executive VP & COO Yes. We did see improvement in the business in our flagship stores in Abercrombie in the third quarter. All of that improvement was driven by conversion. Traffic remains a significant headwind in those locations, specifically. But we have taken strong action to improve the performance of those stores, including through associate training. We've also added an improved assortment in those areas. And we've had, in some cases, some very region-specific products that we've added to those stores to help improve conversion. And we've also made some investments -- capital investments to improve the store environment. And those investments are paying off. We're seeing very nice improvements in conversion. And again, that's driving our performance improvement in the A&F flagship business. We know, though, that we need to start to move the needle on the traffic. It is -- we've rolled out or began rolling out in the third quarter our loyalty programs to international markets. And we expect that -- we expect those loyalty programs to help us cultivate a more local and loyal customer, and that should help us offset some of the traffic headwinds we're seeing. Operator Your next question comes from Marni Shapiro with Retail Tracker. 14 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us ©2017 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies. NOVEMBER 17, 2017 / 1:30PM, ANF - Q3 2017 Abercrombie & Fitch Co Earnings Call

Client Id: 77 Marni Shapiro - The Retail Tracker - Co-Founder Still, could we talk a little bit about your digital? You mentioned the attachment rate to the buy online. I wasn't sure if you gave out a number, what that attachment rate really looks like. And as you grow your digital across both brands, what is the return rate looking like on the apparel? And are those returns, the majority of them, coming to the store? And if they are, are you able to convert them to sales? Sorry for all those question, but it's about one basically. Fran Horowitz - Abercrombie & Fitch Co. - CEO & Director Marni, thank you for the compliment on our Instagram. Thankful to our customers and, obviously, our social channels is very, very important to us. Specifically to the DTC questions, let's see. So DTC is our largest store. That's how we view it. and the customer has the opportunity to really see our entire global assortment in one view. So we have, as you know, invested heavily in that channel. That channel links to omni, which is really important for our customers to be able shop whenever, wherever and however they want to shop. So as far as the returns go, we see them across all of our channels. And we do make sure that when they come in, whether it's for a pop-in or reserve in store that we have the stores working through their training and understanding how to convert that customer and to add-ons. We have seen nice add-ons to our pop-ins, which are purchase online, pick up in store orders when they are in the store. Joanne C. Crevoiserat - Abercrombie & Fitch Co. - Executive VP & COO Yes. And it's important to us, Marni, too, that we are driving the traffic back to our stores channel, particularly as we're going through a transition phase with our brands. And it gives us an opportunity to interface with those customers and show them our new experiences and our new product. So we prioritize driving the omnichannel investments and even the returns and making sure we treat those customers well, and that they're able to come into our stores and see our new offerings. Marni Shapiro - The Retail Tracker - Co-Founder Have you talked about what rate of return is coming back to the stores? I've heard anything from 60% to 80% depending on the retailer returns or coming back to the store because that would complete that circle, so to speak. Joanne C. Crevoiserat - Abercrombie & Fitch Co. - Executive VP & COO No, we haven't commented on those details. Operator Your next question comes from Mark Altschwager with Baird. Mark R. Altschwager - Robert W. Baird & Co. Incorporated, Research Division - Senior Research Analyst I just wanted to follow up on A&F, hoping you could talk a little bit more about some of the leading indicators you were mentioning. Just digging beneath the surface, I mean, what are you seeing in your brand engagement data and customer studies that are telling you -- or that are giving you the confidence that the new brand message is resonating and attracting new customers? Just trying to decouple that piece from the improvement that's coming from correcting some of the inventory missteps last year. And then on a related kind of question. Do those leading indicators influence how you and the board are thinking about capital allocation? And is there an opportunity to accelerate the transformation with the store repositioning in the new concept? 15 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us ©2017 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies. NOVEMBER 17, 2017 / 1:30PM, ANF - Q3 2017 Abercrombie & Fitch Co Earnings Call

Client Id: 77 Fran Horowitz - Abercrombie & Fitch Co. - CEO & Director It's Fran. So the leading indicators, specifically, as you noted, the return to positive comp in the U.S., the conversion comps, but we also mentioned that we are seeing brand sentiment improving in several ways. So as noted from the YouGov study that we quoted a little bit earlier today, we are also seeing initial positive response in This is the Time, which is our new platform heading into the holiday season. That campaign was really put together by having extreme closeness to the customer. We've spent a lot of time this year really honing in and making sure that we understood that consumer. They're at a really unique stage of their life. They're transitioning from school and into the working world. They're very much so up for adventure and experience, which harkens back to the heritage of our brand. And we really feel that we've gotten to the bull's eye and that this campaign is beginning to resonate. But again, it's early innings. And we will continue to report out on that as we move forward. Go ahead. Joanne C. Crevoiserat - Abercrombie & Fitch Co. - Executive VP & COO As it relates to capital allocation, Mark. we have a very disciplined approach to capital allocation. And absolutely, the returns that we see on the investments we're making do inform how we invest capital moving forward. And that's true of both capital investments as well as our marketing investments and our expense investments in the DTC channel, and those all inform how we invest. Fran Horowitz - Abercrombie & Fitch Co. - CEO & Director Mark, if I could just circle back really quick, too, just to underscore that our voice of customer and our Net Promoter Scores on the Abercrombie brand are also increasing, which further shows our confidence that the consumer is resonating with the brand. Operator Your next question comes from Susan Anderson with B. Riley, FBR. Susan Kay Anderson - FBR Capital Markets & Co., Research Division - VP of Consumer Research Group & Analyst I guess, I wanted to maybe get a little bit more color on the AUR. I guess, I was kind of looking at maybe what you were -- what you think will drive AUR in fourth quarter. And then also, I think you had talked about it wasn't strong enough to offset the lower AUC. So maybe just talk about -- is it just the promotional environment that's kind of weighing on that? And is there any pricing opportunity, I guess, to drive that higher? Joanne C. Crevoiserat - Abercrombie & Fitch Co. - Executive VP & COO Yes. Susan, as it relates to our AUR outlook for the fourth quarter, we expect consistent -- a consistently promotional environment, basically the same as we saw in Q3. We are expecting to have AUC declines, but those declines being more than offset by AUR pressure from a generally promotional environment. And as we head into the fourth quarter, it is always the most competitive quarter of the year. And over the past few years, we have seen that those promotional peaks during the quarter continue to get higher. And our outlook reflects the reality of how we expect to do business in the quarter. Longer term, we do expect the assortment improvement to help us grow AUR over the longer term. We did see our AUR declines moderate in the third quarter as we did make changes in our assortment architecture, particularly in the Abercrombie brand. And again, as we stay close to our customer and continue to see growth in conversion, that will allow us to step away from some promotional activity moving forward and reduces the discount to ticket that we're seeing. Susan Kay Anderson - FBR Capital Markets & Co., Research Division - VP of Consumer Research Group & Analyst Great. And then if I could just add one follow-up. I was wondering if maybe you can kind of give us an update or your thoughts around the profitability of the U.S. versus international and, I guess, how it's trending over the past year and then, I guess, most recently this quarter and then your expectations going forward. 16 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us ©2017 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies. NOVEMBER 17, 2017 / 1:30PM, ANF - Q3 2017 Abercrombie & Fitch Co Earnings Call

Client Id: 77 Joanne C. Crevoiserat - Abercrombie & Fitch Co. - Executive VP & COO As we look at our business by geography, our international businesses and international stores, specifically, have -- are highly productive and more profitable -- have been historically more profitable. What's been nice to see in our results is a balanced approach to driving our business, including improving performance of our U.S. store fleet. We continue to maintain a lot of flexibility with our lease expiration dates that allows us to downsize our stores, renegotiate the economic terms of those leases. We're also investing in better store experiences to drive improved performance. We are seeing some results from that. So we'll continue to work on improving profitability in the fleet across the board. But it's been nice to see the traction that we've had in the U.S. Operator Your next question comes from Dana Telsey with Telsey Advisory Group. Dana Lauren Telsey - Telsey Advisory Group LLC - CEO & Chief Research Officer As you think about the supply chain, how do you look at the next steps in the advancement of supply chain and the speed model applied to each of your brands? And then any update on Gilly Hicks and the Intimates category, overall, and how it's performing? Fran Horowitz - Abercrombie & Fitch Co. - CEO & Director Dana, it's Fran. I'll start -- actually backwards. I'll start with the Gilly question. As you know, we've launched Gilly globally this year at the beginning of the year. We are pleased with its performance. We continue to see positive performance. We're also running several tests this year as far as carve outs and side-by-sides go. But the Gilly performance is strong. We'll continue to evaluate it as we move forward. Regarding next steps for the supply chain, our supply chain today is well positioned. It is fluid. We do have an ability to have a nice read and react business. I'll give you an example. Coming out of the third quarter, we were able to react to some of our best sellers. For example, we do both -- in platforming fabrics and without platforming fabrics. So where we platform fabrics, for example, in denim, in Hollister girls, we read our back-to-school business and we reacted to several hundred thousand units heading into the fourth quarter, which has us well positioned in our assortments. In areas where we don't position fabric, like in the tops area, we were able to get back in within 6 weeks into some of our best-selling tops. So we do feel we have a nice agile supply chain working for our business. Joanne C. Crevoiserat - Abercrombie & Fitch Co. - Executive VP & COO And just to say going forward, we're not satisfied with where we are. We continue to look, I mentioned the continuous improvement lens that we have on our business going forward. We believe we have continued opportunity to improve our processes and tighten our strategic relationships with our suppliers to continue to improve on the supply chain advancements that we've already made. Operator And we have no further questions at this time. I'd like to turn the conference back over to Fran Horowitz for any additional or closing remarks. Fran Horowitz - Abercrombie & Fitch Co. - CEO & Director Thank you. We are pleased with our progress this past quarter. We have a talented team, a playbook that's working, and as we head into the all-important holiday season, I'm confident the team is prepared and well equipped to compete. Have a good holiday break, everyone, and we look forward to speaking with you about our fourth quarter results next time. 17 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us ©2017 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies. NOVEMBER 17, 2017 / 1:30PM, ANF - Q3 2017 Abercrombie & Fitch Co Earnings Call

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